UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Election of Directors.  On February 28, 2024, pursuant to Section 6.1 of Article Third of the Restated Certificate of Incorporation of Axcelis Technologies, Inc. (the “Company”) and Section 2.2 of the Bylaws of the Company, the Board of Directors of the Company expanded the number of members of the Board of Directors to eleven. Immediately thereafter, pursuant to Section 6.3 of Article Third of the Restated Certificate of Incorporation of the Company and Section 2.4 of the Bylaws of the Company, the Board of Directors elected Gregory B. Graves and Necip Sayiner to fill the vacancies on the Board for a term ending at the 2024 Annual Meeting of Stockholders. The Company’s press release regarding these new directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information about Mr. Graves’s and Dr. Sayiner’s committee assignments is incorporated by reference from Item 8.01 below. Each of Mr. Graves and Dr. Sayiner will participate in the Company’s non-employee director compensation arrangements, a description of which appears under the heading “Director Compensation” in the proxy statement for the Company’s 2023 annual meeting of stockholders and is incorporated herein by reference. On February 29, 2024, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, the full Board of Directors approved the grant of two restricted stock unit awards to each of Mr. Graves and Dr. Sayiner on March 15, 2024. One of the RSU awards, a new director grant, will be for a number of units with a value of $160,000 that will vest as to 25% of the units on each of the first four anniversaries of the date of grant, assuming continuation of service. The second RSU award is a pro-rated 2023 annual director grant and will be for a number of units with a value of $80,000 vesting one year after the date of grant, assuming continuation of service on the Board. The number of units will be determined using a closing price average for a 30 day period ending prior to the grant.

In addition, each of Mr. Graves and Dr. Sayiner have received an indemnification agreement in the form executed by all non-employee directors, as described under the heading “Board of Directors -- Compensation of Directors” in the proxy statement for the Company’s 2023 annual meeting of stockholders.

Item 8.01 Other Events.

On February 28, 2024, the Board of Directors of the Company:

•	appointed Gregory B. Graves, John T. Kurtzweil, Necip Sayiner, Jorge Titinger and Dipti Vachani to serve as the Compensation Committee of the Board of Directors, with Mr. Titinger designated as Chairperson thereof;

•	appointed Joseph P. Keithley, John T. Kurtzweil, Jorge Titinger, Gregory B. Graves and Jeanne Quirk to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairperson thereof;

•	appointed Thomas St. Dennis, Tzu-Yin Chiu, Necip Sayiner, and Dipti Vachani to serve as the Technology and New Product Development Committee of the Board of Directors, with Mr. St. Dennis designated as Chairperson thereof; and

•	appointed Joseph P. Keithley, Thomas St. Dennis, Tzu-Yin Chiu and Jeanne Quirk to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairperson thereof.

Such elections and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

Item 9.01.              Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated February 28, 2024. Filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel